                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement                                [ ] Confidential, for Use of the
[X] Definitive proxy statement                                     Commission Only (as permitted
[ ] Definitive additional materials                                by Rule 14a-6(e)(2))
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                PERCEPTRON, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             THOMAS S. VAUGHN, ESQ.
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of filing fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)     Title of each class of securities to which transaction applies:
        (2)     Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)     Proposed maximum aggregate value of transaction:
        (5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any party of the fee is offset as provided by Exchange Act Rule 1-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of filing.

        (1) Amount Previously Paid:
        (2) Form Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

[PERCEPTRON LETTERHEAD LOGO]

                                                                  April 28, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Friday, June 5, 1998, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170.

     The attached notice of the meeting and Proxy Statement describe the items of business to be transacted: (i) the election of seven directors, and (ii) such other business as may properly come before the meeting or any adjournment thereof. After the formal business session, there will be a report to the shareholders on the progress of the Company along with a discussion period.

     I look forward to seeing you at the Annual Meeting and hope you will make plans to attend. Whether you plan to attend the meeting, I urge you to sign, date and return your proxy in the addressed envelope enclosed for your convenience so that as many shares as possible may be represented at the meeting. No postage is required if the envelope is mailed in the United States. Returning the proxy will not affect your right to attend the meeting or your right to vote in person.

                                          Sincerely,

                                          /s/ ALFRED A. PEASE

                                          Alfred A. Pease
                                          Chairman of the Board of Directors,
                                          President
                                          and Chief Executive Officer

                                PERCEPTRON LOGO

                       ----------------------------------

                                PERCEPTRON, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 1998
             ------------------------------------------------------

     The Annual Meeting of Shareholders of Perceptron, Inc., a Michigan corporation, will be held on Friday, June 5, 1998, at 9:00 a.m., local time, at 47827 Halyard Drive, Plymouth, Michigan 48170 for the following purposes:

     1. To elect seven directors to serve until the 1999 Annual Meeting of Shareholders.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 23, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. A certified list of shareholders entitled to vote at the meeting will be available for examination by any shareholder during the meeting at the corporate offices at 47827 Halyard Drive, Plymouth, Michigan 48170.

                                          By the Order of the Board of Directors

                                          /s/ THOMAS S. VAUGHN

                                          Thomas S. Vaughn, Secretary

47827 Halyard Drive
Plymouth, Michigan 48170
April 28, 1998

--------------------------------------------------------------------------------
     THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT, AND YOUR COOPERATION IN PROMPTLY RETURNING YOUR MARKED, DATED AND SIGNED PROXY WILL BE APPRECIATED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOUR PROXY WILL, HOWEVER, HELP TO ASSURE A QUORUM AND TO AVOID ADDED PROXY SOLICITATION COSTS.
--------------------------------------------------------------------------------

                           -------------------------
                                PROXY STATEMENT
                           -------------------------

                                PERCEPTRON, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD AT 9:00 A.M. ON JUNE 5, 1998

                           -------------------------
                                  INTRODUCTION

     This Proxy Statement and the accompanying form of proxy, which were first mailed to shareholders on approximately April 30, 1998, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Perceptron, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the corporate offices of the Company on Friday, June 5, 1998, at 9:00 a.m., local time, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The corporate offices of the Company are located at 47827 Halyard Drive, Plymouth, Michigan, 48170, and the Company's telephone number is (313) 414-6100.

     Only holders of record of the Company's Common Stock, $0.01 par value (the "Common Stock") at the close of business on April 23, 1998 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Shareholders of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Annual Meeting. As of the Record Date, there were 8,321,531 shares of Common Stock outstanding and entitled to vote. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. See "Further Information -- Share Ownership of Management and Certain Shareholders" for a description of the beneficial ownership of the Common Stock.

     Directors and officers and other employees of the Company may solicit, without additional compensation, proxies by any appropriate means, including personal interview, mail, telephone, courier service and facsimile transmissions. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's Common Stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Meeting, Proxy Statement, form of proxy and any other soliciting material, as well as the cost of forwarding such material to the beneficial owners of Common Stock, will be borne by the Company.

     Shares represented by a duly executed proxy, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder thereon if the proxy is received by the Company before the close of business on June 4, 1998. Shares represented by a proxy received after that date will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before the vote of shareholders is taken. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at the Company's corporate offices at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

     For purposes of determining the number of votes cast with respect to the election of directors, only those cast "for" or "against" are included. Abstentions are counted only for purpose of determining whether a quorum is present at the Annual Meeting. Broker non-votes are not counted for any purpose.

                       MATTERS TO COME BEFORE THE MEETING

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, Shareholders will be asked to elect a board of seven directors to hold office, in accordance with the Bylaws of the Company, until the 1999 annual meeting and until the election and qualification of their successors, or until their resignation or removal. The following table sets forth information regarding the nominees for election to the Company's Board of Directors. The shares represented by properly executed proxies will be voted in accordance with the specifications made therein. PROXIES WILL BE VOTED "FOR" THE ELECTION OF SUCH NOMINEES UNLESS THE SPECIFICATION IS MARKED ON THE PROXY INDICATING THAT AUTHORITY TO DO SO IS WITHHELD. If a nominee is unable to serve or, for good cause, will not serve, the proxy confers discretionary authority to vote with respect to the election of any person to the Board. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected to the Board of Directors. Shares may not be voted cumulatively for the election of directors.

     The nominees named below have been selected by the Board of Directors of the Company. The following information with regard to business experience has been furnished by the respective nominees for director.

                                                POSITION, PRINCIPAL OCCUPATIONS AND
           NAME AND AGE                                 OTHER DIRECTORSHIPS
           ------------                         -----------------------------------
David J. Beattie, 56..............  Mr. Beattie has been a director of the Company since 1997.
                                    Mr. Beattie has been Senior Vice President Sales and
                                    Marketing of McNaughton -- McKay Electric Company ("MME")
                                    since February 1997, where he is responsible for all sales and marketing activities, strategic planning, engineering
                                    and related services. In addition, he serves as Chief
                                    Operating Officer of MME's Southern Region. He has been
                                    employed by MME since 1978 in various capacities including
                                    Chief Engineer, Sales Manager and Vice President. MME is a
                                    distributor of industrial automation products and services.
                                    Mr. Beattie served as a director of Trident Systems, Inc.
                                    prior to its acquisition by the Company in April 1997.
Philip J. DeCocco, 60.............  Mr. DeCocco has been a director of the Company since 1996.
                                    Mr. DeCocco has been President of Sturges House, Inc., a
                                    company founded by Mr. DeCocco, since 1983. Sturges House,
                                    Inc. offers executive recruiting and management consulting services in human resources, strategic planning, executive development and organization design and development to
                                    various companies.
Robert S. Oswald, 56..............  Mr. Oswald has been a director of the Company since 1996.
                                    Mr. Oswald has been Chairman, President and Chief Executive
                                    Officer of Robert Bosch Corporation, a manufacturer of
                                    automotive components and systems, since July 1996 and prior to that time, from January 1994 to June 1996 was President and Chief Executive Officer of such company. From October
                                    1990 to December 1993, Mr. Oswald was President of the
                                    Original Equipment Manufacturer's Division of Robert Bosch
                                    Corporation. Mr. Oswald serves as a director and member of the management board of Robert Bosch, Gmbh and a director of
                                    Robert Bosch Corporation.

                                                POSITION, PRINCIPAL OCCUPATIONS AND
           NAME AND AGE                                 OTHER DIRECTORSHIPS
           ------------                         -----------------------------------
Alfred A. Pease, 52...............  Mr. Pease has been a director of the Company since 1996 and
                                    Chairman of the Board since July 1996. Since February 1996,
                                    Mr. Pease has been President and Chief Executive Officer of the Company. From November 1993 to February 1996, Mr. Pease
                                    was President and founder of Digital Originals, Inc., a
                                    manufacturer of digital imaging products and related
                                    software. From December 1990 to October 1993, Mr. Pease
                                    served as Product Line Director of Advanced Micro Devices,
                                    Inc., a manufacturer of semi-conductor products.
Harry T. Rein, 53.................  Mr. Rein has been a director of the Company since 1985.
                                    Since 1987, he has been Managing General Partner and founder of Canaan Partners, a venture capital firm. Mr. Rein also
                                    serves as a director of Anadigics, Inc. and a director of
                                    various private corporations.
Louis R. Ross, 66.................  Mr. Ross has been a director of the Company since 1996. Mr.
                                    Ross owns and operates Ross Consulting Inc., a company which provides consulting services in quality management,
                                    manufacturing and investments. Mr. Ross retired in January
                                    1996 as Vice Chairman and Chief Technical Officer of Ford
                                    Motor Company ("Ford") and as a member of Ford's Office of
                                    Chief Executive and its Board of Directors. Mr. Ross was a
                                    member of Ford's Board of Directors and Ford's Office of
                                    Chief Executive since 1985, and Vice Chairman since 1993.
                                    From October 1991 to January 1993, he served as Executive
                                    Vice President and Chief Technical Officer of Ford. Mr. Ross
                                    also serves as a director of a private non-profit
                                    corporation.
Terryll R. Smith, 48..............  Mr. Smith has been a director of the Company since 1996.
                                    From February 1996 to March 1998, Mr. Smith was Group Vice
                                    President, Sales and Marketing of Advanced Micro Devices,
                                    Inc. ("AMD"), a manufacturer of integrated circuits. From
                                    January 1994 to February 1996, Mr. Smith was Group Vice
                                    President, Applications Solutions Products of AMD. From
                                    October 1992 to January 1994, Mr. Smith was Vice President,
                                    International Sales and Marketing and from March 1989 to
                                    October 1992, was Vice President, European Sales, Marketing
                                    and Operations of AMD.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is responsible for direction of the overall affairs of the Company. Directors of the Company are elected to serve until their successors are elected. The Board of Directors and each committee thereof meet formally from time to time and also take action by consent resolutions. During the year ended December 31, 1997, the Board of Directors met a total of eight times and took action by consent resolution on occasion. All of the directors, except for Messrs. Beattie and Smith, attended at least 75% of the total meetings of the Board of Directors, and of any committee on which they served, held during the period in 1997 in which they served as directors or members of any such committees.

     The Board of Directors has delegated certain authority to an Audit Committee, a Management Development and Compensation and Stock Option Committee and an Executive and Nominating Committee to assist it in executing its duties. The composition and principal functions of each Committee are as follows:

     Audit Committee. The Audit Committee is comprised of two members of the Board of Directors: Messrs. Oswald and Ross. The principal functions of the Audit Committee are to nominate the accounting firm to be appointed as the Company's independent certified public accountants and to review the plan and scope of the audit, the report of the audit upon its completion and the adequacy of the Company's internal accounting procedures and controls. The Audit Committee also reviews the nature and extent of all services provided to the Company by such accountants and evaluates their fees and the effects of such services upon their independence. The Audit Committee held three meetings in 1997.

     Management Development and Compensation and Stock Option Committee. The Management Development and Compensation and Stock Option Committee ("Management Development Committee") is comprised of three members of the Board of Directors:
Messrs. DeCocco, Rein and Ross. The principal functions of the Committee are to review the Company's compensation programs, to establish the compensation programs for the Company's executive officers, and to review and approve annual bonuses to be paid to such executive officers and to administer the Company's Stock Option Plans. The Committee met seven times in 1997, and took action by consent resolution on a number of occasions in 1997.

     Executive and Nominating Committee. The Executive and Nominating Committee is comprised of four members: Messrs. Pease, Rein, Beattie and Smith. The Committee is generally authorized to act on behalf of the Board of Directors between meetings of the Board. The Committee's duties also include recommending to the Board of Directors the nominees to stand for election as directors at each annual meeting of shareholders and recommending to the Board of Directors the directors to serve on the standing committees of the Board. Recommendations by shareholders of possible director nominees may be addressed to the Executive and Nominating Committee of the Board of Directors in care of the Secretary of the Company and will be forwarded to the Committee for consideration. The Committee met once in 1997 and took action by consent resolution on a number of occasions in 1997.

                              FURTHER INFORMATION

                               EXECUTIVE OFFICERS

     The officers listed below were appointed by the Board of Directors and serve in the capacities indicated. Executive officers are normally appointed annually by the Board of Directors and serve at the pleasure of the Board.

                                                  POSITION, PRINCIPAL OCCUPATIONS AND
           NAME AND AGE                                   OTHER DIRECTORSHIPS
           ------------                           -----------------------------------
Alfred A. Pease, 52...............    President and Chief Executive Officer since February 1996.
                                      Mr. Pease's business experience is described under "Proposal
                                      1 -- Election of Directors."
John G. Zimmerman, 57.............    Mr. Zimmerman has been Vice President and Chief Financial
                                      Officer of the Company since June 1996. Prior to that time, he was, from 1994 to 1996, Group Vice President and Chief
                                      Financial Officer of Sandy Corporation, a training,
                                      communications and consulting corporation primarily focused in the automotive industry, and from, 1990 to 1993, was
                                      Senior Vice President, Finance and Treasurer of Software
                                      Alternatives, Inc., a company which provided software
                                      applications and solutions for businesses.

             SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock by each person known by management of the Company to be the beneficial owner of more than five percent of its outstanding Common Stock. The number of shares reported is as of the dates indicated in the footnotes below. The percentage of class is based on 8,321,531 shares of Common Stock outstanding on April 23, 1998. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                      NAME AND ADDRESS                           AMOUNT AND NATURE         PERCENT
                    OF BENEFICIAL OWNER                         OF BENEFICIAL OWNER        OF CLASS
                    -------------------                         -------------------        --------
Franklin Resources, Inc.,
  Charles B. Johnson and
  Rupert H. Johnson, Jr.
  777 Mariners Island Boulevard
  San Mateo, California 94404...............................          896,280(1)             10.8
J.P. Morgan Co., Incorporated
  60 Wall Street
  New York, New York 10260..................................          539,600(2)              6.5

-------------------------
(1) Based upon their statement on Schedule 13G dated and filed with the Securities and Exchange Commission on March 6, 1998, Franklin Advisers, Inc. has sole power to vote and dispose of 890,500 shares of Common Stock and Franklin Management, Inc. has sole power to dispose of 5,780 shares of Common Stock. Further, based upon their statement on Schedule 13G, the shares of Common Stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI.

(2) Based upon its statement on Schedule 13G dated December 31, 1997 and filed with the Securities and Exchange Commission on February 13, 1998, J.P. Morgan has sole power to vote 444,600 shares and sole power to dispose 539,600 shares of Common Stock. Further, based upon its statement on
    Schedule 13G, virtually all of J.P. Morgan's accounts involve outside persons who have the right to receive or direct the receipt of dividends from, or the proceeds from the sale of, securities in such accounts with respect to the Common Stock. However, no such person's rights relate to more than five percent of the Common Stock.

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock by each of the directors and director nominees, the persons named in the Summary Compensation Table and by all directors and executive officers as a group as of April 28, 1998, unless otherwise indicated. The information as to each person has been furnished by such person and, except as where otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned by such person.

                      NAME AND ADDRESS                             AMOUNT AND NATURE          PERCENT
                   OF BENEFICIAL OWNER(1)                       OF BENEFICIAL OWNERSHIP       OF CLASS
                   ----------------------                       -----------------------       --------
David J. Beattie(2)(3)......................................             15,000                   *
Philip J. DeCocco(2)(4).....................................             16,000                   *
Robert S. Oswald (2)(5).....................................             15,500                   *
Alfred A. Pease (2)(6)......................................            100,000                  1.2
Harry T. Rein(2)(7).........................................             16,000                   *
Louis R. Ross(2)(8).........................................             17,500                   *
Terryll R. Smith(2)(9)......................................             15,500                   *
John G. Zimmerman(10).......................................              8,906                   *
Neil E. Barlow(11)..........................................              4,686                   *
Directors and executive officers as a group (8
  persons)(3)(4)(5)(6)(7)(8)(9)(10).........................            204,406                  2.5

-------------------------
  *  Less than 1% of class

 (1) The address for Messrs. Beattie, DeCocco, Oswald, Pease, Rein, Ross, Smith, Barlow and Zimmerman is 47827 Halyard Drive, Plymouth, Michigan 48170.

 (2) Serves as a member of the Board of Directors of the Company.

 (3) Represents options to purchase 15,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

 (4) Includes options to purchase 15,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

 (5) Represents options to purchase 15,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

 (6) Represents options to purchase 100,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

 (7) Represents options to purchase 16,000 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

 (8) Includes options to purchase 15,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

 (9) Represents options to purchase 15,500 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

(10) Includes options to purchase 8,750 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

(11) Includes options to purchase 4,686 shares of Common Stock, which are presently exercisable or which are exercisable within 60 days of April 28, 1998.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during the Company's last fiscal year. All of these filing requirements were satisfied by the Company's officers, directors and ten percent shareholders. In making these statements, the Company has relied on the written representations of its directors, officers and ten percent shareholders and copies of the reports that have been filed with the Commission.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS

     All of the members of the Board of Directors who are not employed by the Company receive $1,000 for each Board meeting attended. In addition, directors are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors are also eligible to participate in the Company's Stock Option Plan (the "1992 Plan").

     All of the members of the Board of Directors who are not employed by the Company (other than the Chairman of the Board) (the "Eligible Directors") participate in the Directors Stock Option Plan (the "Directors Plan"). On February 9, 1995, each Eligible Director was granted an option to purchase 15,000 shares of Common Stock ("Initial Option") with an exercise price of $12.83. Any additional Eligible Director who is first elected or appointed after February 9, 1995 will receive an Initial Option to purchase 15,000 shares of Common Stock on the date of his or her election or appointment. In addition, each Eligible Director who has been a director for six months before the date of each Annual Meeting of Shareholders held during the term of the Directors Plan automatically will be granted, as of the date of such Annual Meeting, an option to purchase an additional 1,500 shares of Common Stock (an "Annual Option"). The Directors' Plan expires on February 9, 2000. The exercise price of options granted under the Directors Plan is the last reported sale price per share of the Company's Common Stock as quoted on The Nasdaq Stock Market's National Market on the date of grant. Each option granted under the Directors Plan as an Initial Option becomes exercisable in full on the first anniversary of the date of grant. Options granted as Annual Options become exercisable in three annual increments of 33 1/3% of the shares subject to the option. The exercisability of such options is accelerated in the event of the occurrence of certain changes in control of the Company. All options granted under the Plan are exercisable for a period of ten years from the date of grant, unless earlier terminated due to the termination of the Eligible Director's service as a director of the Company.

EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information as to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1995, 1996, and 1997 to
(i) the Company's Chief Executive Officer, and (ii) the Company's executive officers at December 31, 1997 (other than the Chief Executive Officer) whose aggregate annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                 ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                      -----------------------------------------   -------------------------
          NAME AND                                              OTHER ANNUAL                    ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)   OPTIONS(#)   COMPENSATION
     ------------------        ----   ---------   --------   ------------------   ----------   ------------
Alfred A. Pease..............  1995         --         --              --               --            --
  President, Chief Executive   1996    175,000    104,778          42,120(3)       200,000        51,177(4)
  Officer and Chairman of      1997    214,000     37,878          20,821(3)        30,000        29,925(4)(7)
  the Board(2)
John G. Zimmerman............  1995         --         --              --               --            --
  Vice President and           1996     60,757      5,650              --           35,000           627(6)
  Chief Financial Officer      1997    123,418     20,025              --            5,000         7,260(7)
Neil E. Barlow...............  1995    132,500     89,524              --               --         5,958(5)
  Former Executive             1996    141,800     77,299              --               --         9,098(6)
  Vice President(8)            1997    149,600     23,040              --           10,000         6,388(7)

-------------------------
(1) Perquisites and other personal benefits were provided to all of the persons named in the Summary Compensation Table. Disclosure of such amounts is not required because such amounts were less than 10% of the total annual salary and bonuses reported for each of the respective individuals for each period presented.

(2) Mr. Pease became President and Chief Executive Officer in February 1996 and Chairman of the Board in July 1996.

(3) Includes payment of certain tax "gross up" amounts of $42,120 and $20,821 for certain taxable income received by Mr. Pease in 1996 and 1997, respectively, as described under "All Other Compensation."

(4) "All Other Compensation" includes reimbursements for temporary housing, moving and travel expenses related to Mr. Pease's relocation to Michigan in 1996 totaling $22,925 and reimbursements for closing costs in the amount of $28,252 related to the sale of Mr. Pease's former residence in 1996, and $23,396 of reimbursements for closing costs relating to the purchase of a new residence in 1997.

(5) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended December 31, 1995 as follows: Mr. Barlow $2,100; (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1995 with respect to term life insurance for the benefit of the named executive as follows: Mr. Barlow $838; and (iii) the dollar value of any disability insurance premiums paid by the Company in the fiscal year ended December 31, 1995 in excess of the Company's standard disability coverage for the benefit of the following named executive: Mr. Barlow $3,020.

(6) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended December 31, 1996 as follows: Mr. Barlow $4,565; (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1996 with respect to term life insurance for the benefit of the named executives as follows: Mr. Barlow $1,513 and Mr. Zimmerman $627; and (iii) the dollar value of any disability insurance premiums paid by the Company in the fiscal year ended

    December 31, 1996 in excess of the Company's standard disability coverage for the benefit of the following named executive: Mr. Barlow $3,020.

(7) "All Other Compensation" is comprised of (i) contributions made by the Company to the accounts of the named executive officers under the Company's 401(k) Plan with respect to the fiscal year ended December 31, 1997 as follows: Mr. Pease $4,750, Mr. Barlow $4,750, and Mr. Zimmerman $4,750; and
    (ii) the dollar value of any life insurance premiums paid by the Company in the fiscal year ended December 31, 1997 with respect to term life insurance for the benefit of the named executives as follows: Mr. Pease $1,779, Mr. Barlow $1,638 and Mr. Zimmerman $2,510.

(8) Mr. Barlow served as Executive Vice President International until December 31, 1997, and resigned as an employee of the Company effective December 31, 1997.

GRANTS OF OPTIONS

     The following table sets forth certain information concerning individual grants of stock options to each of the persons named in the Summary Compensation Table made during the fiscal year ended December 31, 1997. All grants described in the following table were made under the Company's 1992 Stock Option Plan and contain the Option Acceleration Provision (as defined under "Further Information -- Compensation of Directors and Officers -- Executive Officers -- Termination of Employment and Change of Control Arrangements").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                     INDIVIDUAL GRANTS                                              ANNUAL RATES OF
                          ---------------------------------------                                     STOCK PRICE
                              NUMBER OF         PERCENT OF TOTAL                                    APPRECIATION FOR
                             SECURITIES        OPTIONS GRANTED TO    EXERCISE OR                     OPTION TERM(3)
                          UNDERLYING OPTION       EMPLOYEES IN       BASE PRICE     EXPIRATION    --------------------
         NAME                GRANTED(#)          FISCAL YEAR(1)        ($/SH)        DATE(2)       5%($)       10%($)
         ----             -----------------    ------------------    -----------    ----------     -----       ------
Alfred A. Pease.......         30,000(4)              10.4%             26.55        11/01/07     260,400     887,000
John G. Zimmerman.....          5,000(5)               1.7%             31.40        08/01/07      19,200     123,500
Neil E. Barlow........         10,000(6)               3.5%             31.40        08/01/07      38,300     247,000

-------------------------
(1) Options to purchase a total of 288,427 shares of Common Stock were granted to team members in the fiscal year ended December 31, 1997.

(2) Options expire on the date indicated, or, if earlier, one year after the optionee's death or permanent disability or three months after the optionee's termination of employment.

(3) Represents the value of such options at the end of its 10 year term (without discounting to present value) assuming the market prices of the Common Stock appreciates from the grant date at an annually compounded rate of 5% or 10%. These amounts represent rates of appreciation only. Actual gains, if any, will be dependent on overall market conditions and on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Consists of 26,234 of nonqualified options and 3,766 of incentive stock options. Nonqualified options become exercisable in three annual installments of 7,500 shares of Common Stock beginning November 1, 1998 and a final installment of 3,734 shares of Common Stock on November 1, 2001. The Incentive Options become exercisable on November 1, 2001.

(5) Consists of 3,750 of nonqualified options and 1,250 of incentive stock options. Nonqualified options become exercisable in three annual installments of 1,250 shares of Common Stock beginning August 1, 1998. The Incentive Options become exercisable on August 1, 2001.

(6) Consists of 10,000 incentive stock options which become exercisable in cumulative annual installments of 25% beginning August 1, 1998.

EXERCISE AND VALUE OF OPTIONS

     The following table sets forth certain information concerning exercises of stock options during the fiscal year ended December 31, 1997 by each of the persons named in the Summary Compensation Table and the number of and the value of unexercised stock options held by such persons as of December 31, 1997 on an aggregated basis.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                             SHARES                               AT FISCAL YEAR-END(#)         AT FISCAL YEAR-ENDS($)(1)
                            ACQUIRED             VALUE         ----------------------------    ----------------------------
        NAME             ON EXERCISE(#)      REALIZED($)(2)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----             --------------      --------------    -----------    -------------    -----------    -------------
Alfred A. Pease......             0                   0          50,000          180,000         45,745          137,235
John G. Zimmerman....             0                   0           8,750           31,250              0                0
Neil E. Barlow.......        15,742             375,886           6,365           14,686         82,490           80,084

-------------------------
(1) Represents the total gain which would have been realized if all such options had been exercised on December 31, 1997.

(2) Represents the fair market value of the shares of Common Stock relating to exercised options, as of the date of exercise, less the exercise price of such options.

EMPLOYMENT AGREEMENTS

     Mr. Pease serves in his present capacity pursuant to the terms of an employment agreement. Mr. Pease's agreement provides for an annual base salary of $200,000, subject to increase at the discretion of the Management Development Committee, benefits comparable to the Company's other executive officers, including life, disability and health insurance and the use of a Company leased automobile and an annual performance bonus target level of 60% of his base salary. Mr. Pease's base salary for 1998 is $230,000 and he will receive reimbursement of reasonable monthly club dues. In addition, such agreement provides for the reimbursement of temporary housing, travel and relocation expenses incurred by Mr. Pease, including moving expenses, real estate brokerage commissions and certain closing and loan costs associated with the sale of Mr. Pease's prior residence and purchase of a new residence in the state of Michigan and certain incidental expenses related to the relocation, plus a payment equal to the income taxes payable by Mr. Pease as a result of the receipt of such reimbursements and tax payment. In the event Mr. Pease's employment is terminated without cause, his salary and benefits will continue for twelve months and he will earn a pro rata portion of any bonus that would have been earned in the year of the termination.

     In 1996, Mr. Pease was granted options to purchase 200,000 shares of Common Stock under the 1992 Plan. The options consist of nonqualified stock options for 182,980 shares of Common Stock exercisable at an exercise price of $20.625 per share and the remainder as incentive stock options exercisable at an exercise price of $23.50 per share. These options become exercisable in cumulative annual installments of 25% beginning February 14, 1997 and expire on February 14, 2006. In addition, in the event Mr. Pease's employment is terminated without cause after July 14, 1998, all remaining unexercisable options for shares of Common Stock held by him will become immediately exercisable.

     Following termination of Mr. Barlow's employment on December 31, 1997, he will continue as a consultant to the Company at the gross rate of $711 per day for services rendered from January 1, 1998 through July 31, 1998.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Payments due to Mr. Pease upon termination of his employment with the Company are described above under "Further Information -- Compensation of Directors and Executive Officers -- Executive Officers -- Employment Agreements."

     Agreements relating to stock options granted under the 1992 Plan to each of the executive officers named in the Summary Compensation Table, as well as certain other officers of the Company, also provide that such options become immediately exercisable in the event that the optionee's employment is terminated without cause, or there is a diminishment of the optionee's responsibilities, following a Change of Control of the Company or, if, in the event of a Change of Control, such options are not assumed by the person surviving the Change of Control or purchasing the assets in the Change of Control. A "Change of Control" is generally defined as a merger of the Company in which the Company is not the survivor, certain share exchange transactions, the sale or transfer of all or substantially all of the assets of the Company, or any person or group of persons (as defined by Section 13(d) the Securities Exchange Act of 1934, as amended) acquires more than 50% of the Common Stock ("Option Acceleration Provision").

                    REPORT OF THE MANAGEMENT DEVELOPMENT AND
                    COMPENSATION AND STOCK OPTION COMMITTEE

     The Management Development and Compensation and Stock Option Committee of the Board of Directors ("Management Development Committee") is responsible for the planning, review and administration of the Company's executive compensation program and the Company's stock-based compensation programs, including the 1992 Stock Option Plan. During the year ended December 31, 1997, all members of these Committees were non-employee directors of the Company.

     The Company's objective is to provide a superior return to its shareholders. To support this objective, the Company believes it must attract, retain and motivate top quality executive talent. The Company's executive compensation program is a critical tool in this process.

     The Company's executive compensation program has been designed to link executive compensation to Company performance through at-risk compensation opportunities, providing significant reward to executives who contribute to the Company's success. The Company's executive compensation program consists of base salary, annual cash incentive opportunities and long-term incentives represented by stock options.

     The base salary, performance bonus, stock option and other compensation terms of new executive officers are established based upon each executive's qualifications, position and level of responsibility as compared with the Company's other executives.

BASE SALARY

     The Management Development Committee recognizes the importance of a competitive compensation structure in retaining and attracting valuable senior executives. Executive salary levels are reviewed and established annually. The salaries received by the Company's executives generally reflect their levels of responsibility, the profitability of the Company and other factors, such as assessments of individual performance.

     The Management Development Committee increased the base salary of Alfred A. Pease, Chairman of the Board, President and Chief Executive Officer of the Company by 7% during 1997. The base salary levels of the other executive officers of the Company were increased from between 3% and 6% during 1997. These increases principally reflected the Company's strong financial performance in 1996 and the Management Development Committee's evaluation of each of these executive's contribution to the Company's 1996 financial performance.

ANNUAL BONUS

     The Company's executive officers are eligible for annual cash performance bonuses. At the beginning of each year, the Management Development Committee develops a Management Bonus Plan applicable to all executives of the Company, including the Chief Executive Officer of the Company.

     The 1997 Management Bonus Program provided that bonuses could be earned only if the Company achieved at least 75% of its targeted pre-tax income level. If this minimum performance level was achieved, the Company's executives were then eligible to earn bonuses, on a pro rata basis, for performance exceeding 75% of targeted revenue levels (30% of bonus), 75% of targeted pre-tax net income levels (30% of bonus) and 75% of targeted new order bookings levels (40% of bonus). In addition, bonuses could be earned at a one-half rate for performance exceeding 100% of the targeted levels. Seventy percent of the executives' overall bonus was payable based solely upon achievement of these performance standards and the remaining 30% of their bonuses was payable at the discretion of the Management Development Committee, with all executive officers earning the same percentage of the discretionary portion of their bonuses.

     The Management Development Committee set the 1997 targeted performance standards at levels consistent with the 1997 operating plan approved by the Company's Board of Directors.

     Targeted performance bonus levels for 1997 were established as a percentage of base salary. During 1997, Mr. Pease's targeted performance bonus level was 60% of his base salary, while the other executive officers' targeted performance levels were approximately 55% of their base salaries. The Management Development Committee established the targeted performance bonus levels for Mr. Pease and the other executive officers during 1997 at the same percent of their base salary as had been established for these individuals in 1996. Targeted performance bonus levels in 1997 reflected the Management Development Committee's continued emphasis on providing the Company's executives with significant reward for superior performance through increased at-risk compensation opportunities, rather than through increases in base salary.

     During 1997, the Company achieved in excess of the minimum 1997 targeted revenue level, 1997 targeted new order bookings and 1997 targeted pre-tax income level. As a result, 29.5% of the non-discretionary portion of the executive officers' 1997 bonus was earned. Based upon this performance, the Management Development Committee approved the payment of 29.5% of the discretionary portion of the executive officers' 1997 bonus.

STOCK OPTIONS

     Stock option grants have historically been utilized by the Company as part of its compensation program for all levels of team members, including the Company's executives. The Company's stock option program permits team members to buy a specific number of shares of Common Stock, in the future, at the fair market value of such shares on the date the option is granted. Since stock options gain value only if the price of the Common Stock increases above the option exercise price, this use of stock option grants reflects the Company's philosophy of linking compensation to performance. In addition, the Committee believes that stock option grants to team members help to provide an incentive for their continued employment and otherwise more closely align their interests with those of the Company and its shareholders. The Company also utilizes stock options as part of its standard compensation package developed to attract highly qualified employment candidates to the Company.

     During 1997, Mr. Pease was granted options to purchase 30,000 shares of the Common Stock under the 1992 Stock Option Plan. These options become exercisable in four equal annual installments, beginning one year from their date of grant, at an exercise price equal to the fair market value of the Common Stock on the dates of grant. These options were granted to Mr. Pease in recognition of Mr. Pease's performance as the Chairman of the Board, President and Chief Executive Officer of the Company since he was appointed to such position in February 1996. In particular, these option grants were in recognition of the Company's strong financial performance in 1996 and Mr. Pease's efforts in diversifying the Company's product line and industry concentration and expanding its management team.

     Also during 1997, the Management Development Committee granted options to purchase shares of Common Stock under the 1992 Stock Option Plan to the officers of the Company. Each of the officers with more than 2 years of service as an officer of the Company received options to purchase 10,000 shares of Common Stock and each of the officers with between 1 and 2 years of service as an officer of the Company received options to purchase 5,000 shares of Common Stock. These options become exercisable in four equal annual installments, beginning one year from their date of grant, at an exercise price equal to the fair market value of the Common Stock on the date of grant. These option grants were in recognition of the Company's strong financial performance in 1996. In addition, these were the first option grants that individuals serving as executives of the Company for more than 2 years had received since 1993. Since prior stock options would become fully exercisable during the course of the next year, the Management Development Committee granted these individuals additional stock options to encourage their continued employment with the Company.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Board of Directors of the Company has reviewed the provisions of the Internal Revenue Code and related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to any of the five most highly compensated executive officers at the end of the fiscal year to the extent such compensation exceeds $1,000,000 in any year.

     The Board of Directors of the Company has established certain restrictions on the granting of options under the Company's 1992 Stock Option Plan so that compensation realized in connection with the exercise of options granted under such plan would be exempt from the restrictions on deductibility described above. The 1992 Stock Option Plan restricts to 200,000 the number of shares of Common Stock that may be subject to options granted to any salaried employee in any fiscal year. It is important to note that while this restriction allows the Committee continuing discretion in establishing executive officer compensation, it does limit such discretion by restricting the size of option awards which the Committee may grant to any single individual. The permitted size of the option awards to a single individual was established based on the Committee's determination of the maximum number of option shares which would be required to be granted in any fiscal year to retain or attract a chief executive officer of the Company.

     The Board of Directors does not believe that other components of the Company's compensation program are likely to result in payments to any executive officer in any year which would be subject to the restriction on deductibility, and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. The Board of Directors will continue to evaluate the advisability of qualifying future executive compensation programs for deductibility under the Internal Revenue Code.

DATED: APRIL 24, 1998                     MANAGEMENT DEVELOPMENT AND
                                          COMPENSATION AND STOCK OPTION
                                          COMMITTEE:
                                          Philip J. DeCocco, Harry T. Rein,
                                          Louis R. Ross

                         STOCK PRICE PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock from December 31, 1992, through December 31, 1997 with an index consisting of returns from a peer group of companies, consisting of Cognex Corp., Cyberoptics Corporation, Medar Inc., PPT Vision, Inc. (formerly Pattern Processing Technology) and Robotic Vision Systems Inc. (the "Peer Group Index") and The Nasdaq Stock Market Composite Index (the "Nasdaq Composite Index"). The returns of each company in the Peer Group Index have been weighted according to their respective stock market capitalization. The graph assumes that the value of the investment in the Company's Common Stock, the Peer Group Index and the Nasdaq Composite Index was $100 on December 31, 1992 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

               Measurement Period                          Perceptron,                           NASDAQ
             (Fiscal Year Covered)                            Inc.           Peer Group         Composite
12/31/92                                                       100               100               100
12/31/93                                                       171               149               115
12/31/94                                                       297               226               112
12/31/95                                                       431               595               159
12/31/96                                                       663               306               195
12/31/97                                                       419               409               240

                            INDEPENDENT ACCOUNTANTS

     The accounting firm of Coopers & Lybrand, L.L.P. has been appointed by the Board of Directors to audit the consolidated financial statements for the Company for the year ending December 31, 1998. Representatives of Coopers & Lybrand, L.L.P. are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at such meeting if they desire to do so.

               PROPOSALS BY SHAREHOLDERS FOR 1999 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1999 annual meeting are eligible for inclusion in the Company's proxy statement for the meeting under the applicable rules of the Securities and Exchange Commission if received by the Secretary of the Company at its executive offices no later than December 30, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proposals be submitted by certified mail, return receipt requested.

                                 OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

                                    By order of the Board of Directors,

                                    /s/ T.S. VAUGHN

                                    Thomas S. Vaughn, Secretary

Plymouth, Michigan
April 28, 1998

                               PERCEPTRON, INC.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PERCEPTRON, INC.


        The undersigned shareholder hereby appoints ALFRED A. PEASE and THOMAS
S. VAUGHN, or either of them, the attorney and proxies of the undersigned, with power of substitution, to vote all the shares of common stock of Perceptron, Inc. standing in the name of the undersigned at the close of business on April 23, 1998 at the Annual Meeting of Shareholders of the Company to be held on Friday, June 5, 1998 at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there present.

        The shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Proxy Statement dated April 28, 1998. Proxies will be voted as instructed.

        IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS (INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT IS UNABLE OR, FOR GOOD CAUSE, WILL NOT SERVE).

        THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND NOTICE OF SAID MEETING, BOTH DATED APRIL 28, 1998.
                                                               ---------------
                       (TO BE SIGNED ON REVERSE SIDE.)           SEE REVERSE
                                                                    SIDE
                                                               ---------------

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!


                        ANNUAL MEETING OF SHAREHOLDERS
                               PERCEPTRON, INC.


                                 JUNE 5, 1998






               Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.


                                             WITHHELD
                     FOR                     from all
                 all nominees                nominees
1. ELECTION        [   ]                      [    ]     NOMINEES:  David J. Beattie            BROKERS EXECUTING PROXIES SHOULD
   OF                                                               Philip J. DeCocco           INDICATE THE NUMBER OF SHARES WITH
   DIRECTORS                                                        Robert S. Oswald            RESPECT TO WHICH AUTHORITY IS
   Election of                                                      Alfred A. Pease             CONFERRED BY THIS PROXY IF LESS
   directors to hold office until the Annual Meeting of             Harry T. Rein               THAN ALL SHARES HELD AS NOMINEES
   Shareholders in 1999.                                            Louis R. Ross               ARE TO BE VOTED.
                                                                    Terryll R. Smith
For, except vote withheld from the following nominee(s):                                        PLEASE EXECUTE AND RETURN THIS
                                                                                                PROXY IN THE ENCLOSED ENVELOPE
------------------------------------------                                                      PROMPTLY.
(INSTRUCTION:  To withhold authority to vote for any
nominee, write that nominee's name in the space
provided.)






Signature                                               Signature                                      Dated:             , 1998
           -------------------------------------                   ----------------------------------         -----------
Note:  Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.
